UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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MERGE HEALTHCARE INCORPORATED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT SUPPLEMENT

On September 11, 2015, Merge Healthcare Incorporated, a Delaware corporation (“Merge Healthcare”), filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Definitive Proxy Statement”) with respect to the special meeting of Merge Healthcare stockholders scheduled to be held on October 13, 2015 (the “Special Meeting”) to, among other things, vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 6, 2015 (as it may be amended from time to time, the “Merger Agreement”), by and  among International Business Machines Corporation, a New York corporation (“IBM”), Datong Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of IBM (“Merger Sub”), and Merge Healthcare.  The Merger Agreement provides for the merger of Merger Sub with and into Merge Healthcare (the “Merger”), with Merge Healthcare surviving the Merger as a wholly owned subsidiary of IBM.

Merge Healthcare is making the following supplemental disclosures to the Definitive Proxy Statement. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. All terms used but not defined in this Definitive Proxy Statement supplement dated October 5, 2015 (this “Proxy Statement Supplement”) shall have the meanings set forth in the Definitive Proxy Statement.

Underlined text shows text being added to a referenced disclosure in the Definitive Proxy Statement in the case of any disclosure that is replaced and supplemented.  To the extent information in this Proxy Statement Supplement differs from, updates or conflicts with information contained in the Definitive Proxy Statement, the information in this Proxy Statement Supplement is the more current information.

SUPPLEMENTAL DISCLOSURES

THE MERGER

Background to the Merger

The following disclosure is to replace and supplement the first full paragraph on page 25 of the Definitive Proxy Statement:

At the August 5, 2015 meeting of our board of directors, representatives of Jenner also reviewed the proposed terms and conditions of the merger agreement, including our representations, warranties and covenants in the merger agreement, the circumstances under which IBM would not be required to complete the acquisition after entering into the merger agreement, the ability of our board of directors to respond to a superior acquisition proposal by withdrawing its recommendation to stockholders, our inability to terminate the merger agreement to accept a superior proposal or if our board of directors changed its recommendation and our continuing obligation to submit the merger agreement to a vote of our stockholders, and the termination fee payable by us under certain circumstances, including if IBM were to terminate the merger agreement after our board of directors withdrew or gave notice of its intent to withdraw its recommendation of the merger. A representative of Jenner reviewed our directors’ fiduciary duties under applicable Delaware corporate law in connection with the proposed transaction and then reviewed the proposed resolutions to be considered by our board of directors for approval. A representative of Jenner also noted that Goldman Sachs had provided an excerpt from its draft fairness opinion, which excerpt provided additional details regarding investment banking and other financial services that Goldman Sachs had previously performed for IBM.  After further review and discussion, our board of directors concluded that in its view such prior relationships with IBM had not affected Goldman Sachs’ independence or its ability to provide an appropriate fairness opinion to us.  In addition, one of our directors, Richard A. Reck, disclosed to our board of directors that he owned IBM shares that he estimated at that time to represent approximately 5% of his net worth.  In fact, Mr. Reck subsequently confirmed that his IBM shares represented less than 5% of his net worth and that he has owned these shares since the early 1990s.  Mr. Reck stated that he did not believe that his IBM stock holdings would impact his judgment in voting on the proposed transaction with IBM.  Mr. Reck then recused himself from the meeting.  After review and discussion, our board of directors concluded that there was no conflict that should preclude Mr. Reck from voting on the transaction.  In so concluding, our board of directors considered, among other things, (i) its belief that the merger was not likely to have any significant effect on IBM’s stock price given that the total value of the proposed merger represented only a small fraction of the market capitalization of IBM, (ii) that Mr. Reck held a significant financial interest in our company (which is discussed in the sections entitled “The Merger—Interests of Merge Healthcare’s Executive Officers and Directors in the Merger” and “Security Ownership of Executive Officers and Certain Beneficial Owners” beginning on pages 35 and 72) and was incentivized to maximize stockholder value and (iii) that Mr. Reck’s financial interest in IBM was substantially smaller than his financial interest in our company.  Mr. Reck then rejoined the meeting.  After further review and discussion, our board of directors resolved to approve the merger agreement and related matters and resolved to recommend that our stockholders adopt the merger agreement, which is attached hereto as Annex A. Mr. Dearborn recused himself from the vote with respect to the merger agreement, because, earlier that day, he had reached agreement with IBM, at IBM’s insistence, regarding his offer letter for post-closing employment by IBM. During the meeting of our board of directors, our compensation committee also met to consider the treatment of various outstanding stock options and shares of restricted stock in the merger agreement and unanimously resolved to approve the treatment of various outstanding options and shares of restricted stock contemplated by the merger agreement.

FORWARD-LOOKING INFORMATION

This Proxy Statement Supplement, and the documents to which Merge Healthcare refers you herein and in the Definitive Proxy Statement, contain “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), that are based on Merge Healthcare’s current expectations, assumptions, beliefs, estimates and projections about Merge Healthcare and its industry.  The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project” “should,” “could” and similar expressions.  Factors that may affect those forward-looking statements include, among other things:

•	the risk that the Merger may not be consummated in a timely manner, if at all;

•	the risk that the regulatory approvals required to complete the Merger will not be obtained in a timely manner, if at all;

•	the risk that the Merger Agreement may be terminated in circumstances that require Merge Healthcare to pay IBM a termination fee of $26.0 million in connection therewith;

•	risks regarding a loss of or a substantial decrease in purchases by Merge Healthcare’s major customers;

•	risks related to diverting management’s attention from Merge Healthcare’s ongoing business operations;

•	risks regarding employee retention; and

•	other risks detailed in Merge Healthcare’s current filings with the SEC, including Merge Healthcare’s most recent filings on Form 10-K and Form 10-Q, which discuss other important risk factors concerning Merge Healthcare’s operations.

Merge Healthcare cautions you that reliance on any forward-looking statement involves risks and uncertainties and that, although Merge Healthcare believes that the assumptions on which Merge Healthcare’s forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions could be incorrect.  In light of these and other uncertainties, you should not conclude that Merge Healthcare will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements.  Merge Healthcare does not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

WHERE YOU CAN FIND MORE INFORMATION

Merge Healthcare is subject to the informational requirements of the Securities Exchange Act, and files annual, quarterly and current reports, proxy statements and other information with the SEC.  You can read Merge Healthcare’s SEC filings through the Internet at the SEC’s website at www.sec.gov.  You may also read and copy any document Merge Healthcare files with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

You may obtain any of the documents Merge Healthcare files with the SEC, without charge, by requesting them in writing or by telephone from Merge Healthcare at the following address:

Merge Healthcare Incorporated
900 Walnut Ridge Drive, Hartland, Wisconsin 53029
Attention: Merge Equities Director & Assistant Corporate Secretary
Telephone: (262) 367-0700

MISCELLANEOUS

If you have any questions about this Proxy Statement Supplement, the Special Meeting or the Merger or need assistance with voting procedures, you should contact:

Merge Healthcare Incorporated
900 Walnut Ridge Drive, Hartland, Wisconsin 53029
Attention: Merge Equities Director & Assistant Corporate Secretary
Telephone: (262) 367-0700

You should not send in your Merge Healthcare stock certificates until you receive the transmittal materials from the exchange agent.  Merge Healthcare record stockholders who have further questions about their certificates or the exchange of Merge Healthcare common stock or Series A Convertible Preferred Stock for cash should contact the exchange agent.

You should rely only on the information contained in the Definitive Proxy Statement and this Proxy Statement Supplement to vote on the proposals described in the Definitive Proxy Statement.  Merge Healthcare has not authorized anyone to provide you with information that is different from what is contained in the Definitive Proxy Statement or this Proxy Statement Supplement.  This Proxy Statement Supplement is dated October 5, 2015.  You should not assume that the information contained in this Proxy Statement Supplement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement Supplement).  This Proxy Statement Supplement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.